As filed with the Securities and Exchange Commission on April 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REKOR SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	81-5266334
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6721 Columbia Drive, Suite 400

Columbia, MD 21046

(410) 762-0800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rekor Systems, Inc. 2017 Equity Award Plan, as amended and restated

(Full title of the plan)

Robert A. Berman,

Chief Executive Officer, Executive Chairman and Director

Rekor Systems, Inc.

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

(410) 762-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

William J. Bruno

Crowell & Moring LLP

1001 Pennsylvania Ave. NW

Washington, DC 20004

(202) 624-2511

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Rekor Systems, Inc. (the “Company” or the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-220864) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of an aggregate of 3,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be issued under the 2017 Equity Incentive Plan (the “Plan”), and previously filed a Registration Statement on Form S-8 (File No. 333-260153) solely to register an additional 4,368,733 shares of Common Stock available for issuance under the Plan.

Pursuant to General Instruction E of Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 7,912,216 shares of its common stock available for issuance under the Plan. This increase was approved by the Company’s Board of Directors on March 22, 2024, and by the Company’s stockholders on April 18, 2024 at the Company’s annual meeting. Pursuant to Instruction E, the contents of the Registrant’s prior Registration Statements on Form S-8 (File Nos. 333-220864 and 333-260153), including without limitation periodic reports that the Company filed, or will file, after this Registration Statement to maintain current information about the Company, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, with the exception of Items 3 and 8 of Part II of such prior Registration Statement, each of which is amended and restated in its entirety herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the Commission on March 25, 2024);

(b)	The Registrant’s Current Reports on Form 8-K (filed with the Commission on April 19, 2024 and April 22, 2024;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 25, 2024; and

(d)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38338) filed on January 8, 2018 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

2

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Rekor Systems, Inc. 2017 Equity Award Plan (as amended and restated as of April 18, 2024).					X

4.2	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on August 21, 2017.	8-K	333-216014	3.1	8/25/17

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on April 30, 2019.	8-K	001-38338	3.1	4/30/19

4.4	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on March 18, 2020.	8-K	001-38338	3.1	3/18/20

4.5	Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on April 22, 2024.	8-K	001-38338	3.1	4/22/24

4.6	Amended and Restated Bylaws of the Registrant.	8-K	001-38338	3.2	12/15/21

5.1	Opinion of Crowell & Moring LLP.					X

23.1	Consent of Marcum LLP, independent registered public accounting firm of Rekor Systems, Inc.					X

23.2	Consent of Crowell & Moring LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

107	Filing Fee Table.					X

3

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on April 29, 2024.

REKOR SYSTEMS, INC.

By:	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer, Executive Chairman and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Berman and Eyal Hen, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. Berman	Chief Executive Officer, Executive Chairman and Director (Principal Executive Officer)	April 29, 2024
Robert A. Berman

/s/ Eyal Hen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2024
Eyal Hen

/s/ Paul de Bary	Director	April 29, 2024
Paul de Bary

/s/ Glenn Goord	Director	April 29, 2024
Glenn Goord

/s/ David Hanlon	Director	April 29, 2024
David Hanlon

/s/ Steven D. Croxton	Director	April 29, 2024
Steven D. Croxton

/s/ Timothy Davenport	Director	April 29, 2024
Timothy Davenport

/s/ Sanjay Emani Sarma	Director	April 29, 2024
Sanjay Emani Sarma

/s/ Andrew Meyers	Director	April 29, 2024
Andrew Meyers

/s/ Anne Townsend	Director	April 29, 2024
Anne Townsend

4